                         The Directors and Officers of


                      cordially invite you to attend our
                      1999 Annual Meeting of Stockholders
                   Tuesday, April 27, 1999, 2:00 p.m. (EDT)
                              Franklin Square Inn
                              820 Shelden Avenue
                              Houghton, Michigan

                                   IMPORTANT
           Please complete both sides of the proxy card, sign, date,
                  detach and return in the enclosed envelope.

       DETACH PROXY CARD HERE                            DETACH
                                                    ATTENDANCE CARD
                                                          HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS. IF NOT OTHERWISE SPECIFIED ON THE
REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL       AND MAIL WITH
NOMINEES LISTED, FOR PROPOSALS I AND III, AND          PROXY CARD
AGAINST PROPOSAL IV. THE UNDERSIGNED REVOKES ALL
PROXIES HERETOFORE GIVEN TO VOTE AT SUCH MEETING
AND ALL ADJOURNMENTS OR POSTPONEMENTS.

                                                     D&N FINANCIAL
                                                      CORPORATION

                                                    If you plan to
                                                    personally
                                                    attend the

                                                    Annual Meeting
                                                    of Stockholders
                                                    in

                               Dated: __________
                               _________________
                               _________________    Houghton,
                               (Please sign         Michigan,
                               here)                please check
                                                    the

Please sign your name as it appears above. If
executed by a corporation, a duly authorized
officer should sign. Executors, administrators,     box below and
attorneys, guardians and trustees should so         list the names
indicate when signing. If shares are held           of attendees
jointly, at least one holder must sign.             on the reverse
                                                    side.

                                                    Return this
                                                    stub in the
                                                    enclosed
                                                    envelope with
                                                    your completed
                                                    proxy card.

                                                    I/We do plan to
                                                    attend
                                                    the 1999
                                                    meeting.

      IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE D&N
      THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE
      A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-
      PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.



   NAMES OF         REVOCABLE PROXY                 D&N FINANCIAL
    PERSONS                                           CORPORATION
  PLANNING TO       The stockholder whose signature appears
                    hereon appoints the Board of Directors of
  ATTEND THE        D&N Financial Corporation with full powers
 1999 MEETING       of substitution, to act as attorneys and
---------------     proxies for the undersigned to vote all
---------------     shares of common stock of D&N which the
---------------     undersigned is entitled to vote at the
---------------     Annual Meeting of Stockholders to be held at
                    the Franklin Square Inn located at 820
                    Shelden Avenue, Houghton, Michigan, on
                    Tuesday, April 27, 1999, at 2:00 p.m. local
                    time, and at any and all adjournments or
                    postponements thereof, with all the powers
                    the stockholder would possess if personally
                    present, upon the proposals set forth below
                    and, in their discretion, upon any other
                    business that may properly come before said
                    meeting.
                        FOR    AGAINST    ABSTAIN
                                               FOR       WITHHELD
                     II. Election of Directors:
                               George J. Butvilas
                                               ---         ----
                               B. Thomas M. Smith, Jr.
                                               ---         ----
                               Steven E. Zack  ---         ----
                        FOR    AGAINST    ABSTAIN



                    The Board of Directors recommends a vote
                    AGAINST Proposal IV.

                    The Board of Directors recommends a vote FOR
                    all nominees listed below and FOR Proposals
                    I and III.
                    III. Ratification of the appointment of
                         PricewaterhouseCoopers LLP as
                         independent auditors for D&N for the
                         fiscal year ending December 31, 1999.
                    IV. Approval and adoption of the stockholder
                        proposal recommending that the directors
                        of D&N Financial Corporation be
                        compensated only in cash.
                      I. Approval and adoption of the Agreement
                         and Plan of Merger dated as of December
                         1, 1998 between Republic Bancorp Inc.
                         and D&N Financial Corporation, and all
                         of the transactions contemplated by the
                         merger agreement (including without
                         limitation, the issuance of shares of
                         Republic common stock to D&N's
                         stockholders).
                        FOR    AGAINST    ABSTAIN
                       (Continued and to be signed on other side)